Exhibit 10.3



                             THIRD AMENDMENT TO THE
                               STEPHEN H. WACKNITZ
                              EMPLOYMENT AGREEMENT



             This Third Amendment ("Third Amendment") to that certain Employment Agreement dated October 1, 2003, with an effective date of January 1, 2003, as amended by that certain First Amendment dated June 23, 2005 and that certain Second Amendment dated February 2, 2006 (collectively, "Original Agreement") is entered into as of December 26, 2006 by and between Stephen H. Wacknitz, an individual ("Executive") and Temecula Valley Bank ("Bank").

                                  R E C I T A L
                                  -------------

             At the request of Executive, and pursuant to the recommendation of the Executive Officer Compensation Committee, with such recommendations adopted by the Bank's Board of Directors on December 20, 2006, Bank and Executive wish to amend the Original Agreement as provided in this Third Amendment.

                                A G R E E M E N T
                                -----------------

             NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereby agree and consent to the amendment of the Original Agreement, effective on the date hereof, as follows:

             1. The first paragraph of Section D.4. to the Original Agreement is amended in its entirety to read as follows:

                    "4.  Bonus. For every fiscal year end within the Term
               beginning with year end 2006, Executive shall be entitled to an Incentive Bonus determined in accordance with this Section if the Threshold Test is met. The Threshold Test shall be deemed to have been met if one or more of the following exists: (i) Bank's regular outside independent loan reviewer gives a favorable review of the loan quality of Bank at its most recent review;
               (ii) net loan losses for the year do not exceed one percent of gross outstanding loans at the beginning of the applicable year; or (iii) the latest report of supervisory activity of Bank by Bank's primary regulator rates Bank no less than satisfactory. The Incentive Bonus for the fiscal year end 2006 shall equal 5% of the "Profits" of Temecula Valley Bancorp Inc. ("Company")." For every fiscal year end thereafter, beginning with fiscal year end 2007, the Incentive Bonus shall equal 4% of the Profits of the Company. For purposes of this Section 4, "Profits" shall mean Company's net income before income taxes and before the effect of this bonus or any other bonuses based on the profits of Bank or Company."

             2. Continued Effect. Except as otherwise expressly provided herein, the Original Agreement continues in full force and effect, in accordance with its terms.

             3. Miscellaneous. This Third Amendment will be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. This Third Amendment constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersedes all prior written and oral agreements, representations and commitments, if any, between the parties with respect to such subjects. This Third Amendment may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.

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             IN WITNESS WHEREOF, the parties hereto have executed this Third
Agreement on December 26, 2006.


                                         EXECUTIVE


                                         ---------------------------------------
                                         Stephen H. Wacknitz



                                         TEMECULA VALLEY BANK


                                         By:
                                               ---------------------------------
                                               Donald A. Pitcher
                                               Chief Financial Officer



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